SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 16, 2006

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 8.01. Other Events

Sprint Nextel has informed Convergys Corporation that it plans to end its billing relationship with Convergys over time by migrating subscribers off the Convergys Legacy Precedent 2000® system.

Based on discussions with Sprint Nextel, Convergys understands that Sprint Nextel’s current plan is to migrate subscribers off the Precedent 2000® platform during 2006 and 2007. In 2005 Convergys’ Information Management Group generated approximately $100 million in revenue from Sprint Nextel at profitability levels comparable to the average of the IMG business. Despite Sprint Nextel’s decision, Convergys remains comfortable with 2006 earnings guidance of at least $1.07 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President General Counsel
and Secretary

Date: January 19, 2006